EXHIBIT 10.16

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is made as of March 23, 2006, between Winmark Corporation, a Minnesota corporation (“Employer”) and John L. Morgan (“Employee”).

INTRODUCTION

Employer and Employee entered into a Employment Agreement dated March 22, 2000 (collectively, the “Employment Agreement”), as amended by the First Amendment to Employment Agreement dated February 18, 2001, which each party now desires to amend as set forth below.

WHEREAS, on November 16, 2001, in connection with a merger, the Employer changed its name to Winmark Corporation; and

WHEREAS, on February 10, 2005, the Compensation Committee of the Employer unanimously approved an increase in the Employee’s salary from $100,000 to $200,000.

AGREEMENT

In consideration of the foregoing, the parties agree as follows:

1.               All references to “Grow Biz International, Inc.” in the Employment Agreement shall be replaced with “Winmark Corporation”.

2.               Amendment of Section 3. Section 3 of the Employment Agreement is hereby amended and restated in its entirety as follows:

Annual Base Salary. The annual base salary, exclusive of any benefits or bonuses, which Employer agrees to pay to Employee will be Two Hundred Thousand Dollars ($200,000).

All amounts paid under this Agreement will be paid consistent with Employer’s normal payroll practice and will be subject to all normal and required withholdings.

 3.            Force and Effect. Except as amended hereby, each term of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date herein first above written.

Dated:	March 23, 2006	EMPLOYER:

WINMARK CORPORATION

		BY	/s/ Stephen M. Briggs
Stephen M. Briggs, President

Dated:	March 23, 2006	EMPLOYEE:

		BY	/s/ John L. Morgan
John L. Morgan, Chief Executive Officer